UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
CREDO PETROLEUM CORPORATION

(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, MARCH 22, 2007
GENERAL INFORMATION
VOTING SHARES AND PRINCIPAL SHAREHOLDERS
DIRECTORS AND OFFICERS
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
APPROVE THE COMPANY’S 2007 STOCK OPTION PLAN
CODE OF ETHICS
MANNER AND EXPENSES OF SOLICITATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING AND SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
HOUSEHOLDING INFORMATION
APPENDIX A
APPENDIX B CREDO PETROLEUM CORPORATION 2007 STOCK OPTION PLAN

CREDO PETROLEUM CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 22, 2007

You are invited to attend or to be represented by proxy at the Annual Meeting of Shareholders of CREDO Petroleum Corporation, a Colorado corporation, to be held at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, on March 22, 2007 at 2:30 p.m., MDT, for the purposes set forth below.

1.	To elect two Class I directors to serve until the year 2010 Annual Meeting of Shareholders.

2.	To ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year 2007.

3.	To approve the CREDO Petroleum Corporation 2007 Stock Option Plan.

4.	To transact such other business as may properly come before the meeting and at all adjournments thereof.

Shareholders of record at the close of business on February 20, 2007 are entitled to vote at the meeting and at all adjournments thereof. You are cordially invited to attend the meeting in person.

Whether or not you plan to attend the meeting, it is important that you return your signed proxy. Your vote is important regardless of the number of shares you own.

BY ORDER OF THE BOARD OF DIRECTORS

David E. Dennis
Secretary

February 20, 2007
Denver, Colorado

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY SO THAT YOUR VOTE CAN BE RECORDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

You May Revoke Your Proxy And Vote In Person
If You Attend The Meeting.

CREDO PETROLEUM CORPORATION
1801 Broadway, Suite 900, Denver, Colorado 80202

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, MARCH 22, 2007

GENERAL INFORMATION

Your proxy in the enclosed form is solicited by the Board of Directors of CREDO Petroleum Corporation for use at the Annual Meeting of Shareholders to be held on Thursday, March 22, 2007 at 2:30 p.m., MDT, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, and at all adjournments thereof. These proxy materials were first mailed to shareholders on or about February 20, 2007.

Only shareholders of record at the close of business on February 20, 2007 will be entitled to vote at the meeting. On that date, there were 9,261,518 shares of common stock outstanding and entitled to vote, excluding 248,737 shares held in the Company’s treasury.

All shares represented by properly executed, unrevoked proxies timely received in proper form will be voted in accordance with the directions specified thereon. Any such proxy on which no direction is specified will be voted in favor of the election of the nominees named herein to the Board of Directors, for ratification of the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for fiscal 2007 and for approval of the CREDO Petroleum Corporation 2007 Stock Option Plan. In addition, all proxies will be voted in accordance with the judgment of the proxy holder with respect to any other matter which may properly come before the meeting. Any shareholder giving a proxy may revoke that proxy at any time before it is voted at the meeting by executing a later dated proxy, by voting by ballot at the meeting, or by filing an instrument of revocation with the inspector of election.

The Company’s Annual Report on Form 10-K (the “Annual Report”), which includes audited financial statements, is being mailed to shareholders of the Company simultaneously with this Proxy Statement. The Annual Report is not part of the Company’s proxy soliciting materials.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

The $.10 par value common stock of the Company is the only class of capital stock outstanding. Each outstanding share of common stock is entitled to one vote with respect to each matter to be voted on by the shareholders, which vote may be given in person or by proxy duly authorized in writing. Cumulative voting is not permitted. A quorum, being a majority of shares of outstanding common stock, is necessary in order for business to be transacted at the meeting. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

Proposal One.  Directors are elected by a plurality and the two nominees who receive the most votes will be elected. Proposal One is considered a “routine” matter under NASDAQ rules and, accordingly, brokerage firms and nominees have the authority to vote their customers’ unvoted shares on Proposal One if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting of Shareholders. Abstentions and broker non-votes will not affect the outcome of the vote on Proposal One.

Proposal Two.  To be approved, this matter must receive the affirmative vote of the majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting of Shareholders and entitled to vote. Proposal Two is considered a “routine” matter under NASDAQ rules and, accordingly, brokerage firms and nominees have the authority to vote their customers’ unvoted shares on Proposal Two if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting of Shareholders. Abstentions and broker non-votes will not affect the outcome of the vote on Proposal Two.

Proposal Three.  To be approved, this matter must receive the affirmative vote of the majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting of Shareholders and entitled to vote. Proposal Three is not considered a “routine” matter under NASDAQ rules and, accordingly, shares held by brokerage firms and nominees will not be voted without specific instruction from the beneficial owner. Abstentions and broker non-votes will be counted for the purpose of establishing whether a quorum is present for Proposal Three; however, they will not affect the outcome of the vote on Proposal Three.

The only persons known to own of record or beneficially more than 5% of the Company’s common stock as of February 20, 2007 are set forth below.

	Amount and Nature of		Percent
Name and Address	Beneficial Ownership		of Class

James T. Huffman 6919 S. Steele Street Centennial, Colorado 80122	1,263,555	(1)	13.6%

(1)	Mr. Huffman is the Company’s Chief Executive Officer, President and Chairman of the Board of Directors. Includes 404,406 shares owned by members of Mr. Huffman’s family and 108,563 shares that are related to options currently exercisable, or exercisable within 60 days, by Mr. Huffman.

DIRECTORS AND OFFICERS
Election of Directors (Item 1 on Proxy Card)

The Articles of Incorporation, as amended, classify members of the Board of Directors into three classes having staggered terms of three years each. The Board of Directors consists of six directors, including five independent directors, who have particular expertise in areas considered essential to the Company’s business — namely land, petroleum engineering, legal and accounting. There is a vacancy on the Board of Directors in Class III due to the death of William Beach in December 2006. The Board of Directors is in the process of identifying a candidate with the business experience and qualifications necessary to fill the vacancy and serve as an independent director. The Board of Directors has affirmatively determined that Clarence H. Brown, Oakley Hall, William F. Skewes and Richard B. Stevens, who comprise a majority of the Board of Directors, are “independent” directors in accordance with NASDAQ standards.

The directors to be elected to the Board of Directors in Class I at the 2007 Annual Meeting of Shareholders will serve until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Class III and Class II directors will continue to serve until the 2008 and 2009 Annual Meetings of Shareholders, respectively, and until their successors are duly elected and qualified.

The Class I nominees named below are presently members of the Board of Directors. Unless your proxy contains contrary instructions, it will be voted FOR the nominees. Should the nominees become unable to serve, which is not anticipated, the proxy will vote for such substitute nominee as recommended by the Board of Directors. Any vacancy occurring in a class following the election of that class may be filled by the Board of Directors. A director selected to fill a vacancy in a class will hold office for a term expiring at the Annual Meeting of Shareholders at which the term of that class expires and until a successor is duly elected and qualified.

The following table sets forth certain information with respect to each nominee and each director whose term of office will continue after the meeting.

Information Concerning Director Nominees and Continuing Directors

		Shares of Common
		Stock Owned
Name, Age, Position with	Business Experience and Directorships	Beneficially and
Company and Term as Director	in Other Public or Investment Companies	Percent of Class(1)

CLASS I - NOMINEES FOR ELECTION AT THE 2007 ANNUAL MEETING WHOSE TERMS WILL EXPIRE AT THE 2010 ANNUAL MEETING
Oakley Hall Age: 60; Director since 2000	Mr. Hall has been an independent businessman and investor since July of 2000. Previously Mr. Hall was an audit partner with the accounting firm of PricewaterhouseCoopers.	106,667	1.2%	(3),(4)
William F. Skewes Age: 61; Director since 1980	Mr. Skewes has been an attorney in private practice since April of 1988. From 1977 until April 1988, Mr. Skewes was a partner in the Denver law firm of Kelly, Stansfield & O’Donnell.	140,301	1.5%	(3)

CLASS III - DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2008 ANNUAL MEETING
Richard B. Stevens Age: 77; Director since 1987	Mr. Stevens has been an independent businessman and oil operator since July of 1987. From 1981 to July of 1987, Mr. Stevens was President and a member of the Board of Directors of SECO Energy Corporation.	382,104	4.1%	(3)

CLASS II - DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2009 ANNUAL MEETING
James T. Huffman Age: 59; Chairman of the Board, Chief Executive Officer and President, and Director since 1978	Mr. Huffman has been the Chairman of the Board of Directors, Chief Executive Officer and President of the Company since 1984.	1,263,555	13.6%	(2)(3)
Clarence H. Brown Age: 72; Director since 2000	Mr. Brown has been an independent businessman and oil operator since December of 2000. From 1989 until December of 2000, Mr. Brown was an Executive Vice President, Chief Operating Officer and member of the Board of Directors for Columbus Energy, Inc. Prior to 1989, Mr. Brown was the Chairman of the Board of Directors and Chief Executive Officer of Kimbark Oil and Gas Company.	91,080	1.0%	(3)
All Directors and Officers as a Group (six persons)		1,983,707	21.4%	(5)

(1)	Owned of record and beneficially unless otherwise indicated.
(2)	Includes 404,406 shares owned by members of Mr. Huffman’s family.
(3)	Includes the following shares subject to stock options which are currently exercisable, or exercisable within 60 days:
Mr. Huffman-108,563 shares; Mr. Hall-6,667 shares; Mssrs. Stevens, Skewes and Brown-29,250 shares each.
(4)	Mr. Hall’s shares are held in the name of an entity he controls.
(5)	Includes 202,980 shares subject to stock options which are currently exercisable, or exercisable within 60 days.

Information Concerning Other Executive Officers and Significant Employees

In addition to the directors and executive officer listed above, the following persons are executive officers or significant employees as defined by Securities and Exchange Commission regulations.

Name	Position	Age	Work Experience

David E. Dennis	Chief Financial Officer since August 2006 and Secretary since January 2007	65	Mr. Dennis is the owner of Dennis & Company, PC, CPA, from 1989 through 2006. Previously, he was a partner at Holben, Dennis & Company, PC from 1979 to 1989. Prior to that, he was Director in charge of the Rocky Mountain consulting practice for Coopers and Lybrand (now PricewaterhouseCoopers). He is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.
Kenneth J. DeFehr	Manager-Petroleum Engineering since October 1990	57	Prior to joining the Company, and from 1982 until 1990, Mr. DeFehr was a Senior Reservoir Engineer for Axem Resources, Inc. Prior to that, Mr. DeFehr was a Reservoir Engineer for Phillips Petroleum Company. Mr. DeFehr is a Registered Professional Engineer.
Torie A. Vandeven	Manager-Geology and Exploration since August 1999	52	Prior to joining the Company and from 1997 to 1998, Ms. Vandeven was a Regional Geologist for Key Production Company. From 1995 to 1997, Ms. Vandeven was a Senior Staff Geologist and from 1998 to 1999 a Regional Exploitation Geologist for Amoco Production Company. Prior to 1995, Ms. Vandeven was a Senior Staff Geologist for Santa Fe Minerals, Inc. Ms. Vandeven is a Certified Petroleum Geologist.

Information Concerning Meetings of the Board of Directors and Board Committees

The Board of Directors met four times during fiscal 2006. All directors were present at each of the meetings except for Mr. Beach, who was unable to attend the October 2006 meeting due to illness. It is Company policy that Board members attend the Annual Meeting of Shareholders unless health, family or other important personal matters prohibit such attendance. All members of the Board of Directors attended the Company’s 2006 Annual Meeting of Shareholders.

The Board of Directors has an Executive Committee consisting of Messrs. Hall, Huffman and Skewes. The Executive Committee did not meet during fiscal 2006. There are no Compensation or Nominating Committees because such matters are considered by the Executive Committee or the entire Board of Directors. The Board of Directors believes that, due to their size and/or composition, either body is capable and qualified to fulfill the function of a separate Nominating Committee or Compensation Committee. In accordance with NASDAQ standards, compensation of the Chief Executive Officer is determined, or recommended to the Board for determination, by a majority of the independent directors without the presence of the Chief Executive Officer during voting or deliberations. Compensation of all other executive officers is determined by the Board.

The Audit Committee of the Board of Directors has three members: Mr. Hall, a retired CPA; Mr. Brown, a former oil company executive; and Mr. Skewes, an attorney in private practice. Mr. Hall is a retired CPA and is a retired PricewaterhouseCoopers audit partner. He is Chairman of the Audit Committee and is qualified as an “audit committee financial expert” under the applicable Securities and Exchange Commission rules. Mr. Hall, Mr. Brown and Mr. Skewes are “independent” directors in accordance with NASDAQ standards.

Compensation of and Agreements with Non-Employee Directors

Non-employee directors receive $2,000 plus reimbursement for out-of-pocket expenses for each meeting of the Board of Directors (held at the Company’s offices) attended and may be paid $100 per hour for committee meeting attendance or for consulting services provided at the request of the majority of the Board of Directors. During fiscal 2006, each non-employee director received compensation of $6,000.

Such directors may also receive director compensation in the form of stock options granted under the Company’s Stock Option Plan. The option exercise price is the price of the Company’s common stock on the option grant date. The options vest in one-third increments beginning on the date of grant and then on each anniversary thereafter until fully vested. Except for Mr. Hall, who received a stock option grant of 20,000 shares on December 8, 2006, no stock options have been granted to non-employee directors since June 13, 2003.

The Company’s By-laws provide for indemnification of its officers and directors. The By-laws require the Company to indemnify such officers and directors to the fullest extent permitted by Colorado Law and to advance expenses in connection with certain claims against the officers and directors.

Consideration of Director Nominees

Shareholder Nominees

If a shareholder wishes to recommend a nominee for the Board of Directors, the shareholder should write to the Corporate Secretary of the Company at:

CREDO Petroleum Corporation
1801 Broadway, Suite 900
Denver, Colorado 80202

Shareholders should specify the name and address of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Company’s Board of Directors.

Evaluating Nominees for Director

Nominations for open positions on the Board of Directors may come from a variety of sources including business contacts of current and former directors or officers, the use of a professional search firm selected by the Board of Directors and shareholder nominations. In evaluating such nominations, the Board of Directors will seek to achieve a balance of knowledge, skills and experience on the Board. Each nominee will be considered based on the need or desire to fill existing vacancies or expand the size of the Board and otherwise to select nominees that best suit the Company’s needs.

Director Qualifications

Director candidates will be evaluated based on criteria developed by the Board of Directors from time to time for each individual vacancy. Qualifications that will be considered for all nominees include, but are not limited to:

•	the ability of the prospective nominee to represent the interests of the Company’s shareholders;

•	the prospective nominee’s personal and professional experience and expertise;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment; and

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the performance of his or her duties.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports of the Audit Committee, the Board of Directors acting as the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the reports or the performance graph by reference therein.

Audit Committee Report

The responsibilities of the Audit Committee are set forth in the Audit Committee Charter which has been recently revised and adopted by the Board of Directors and is attached to this Proxy Statement as Appendix “A”. The Audit Committee Charter in effect in 2004 was included as an Appendix to the 2004 Proxy Statement. In the future, the Audit Committee Charter will be included in the Proxy Statement at least once every three years. The Audit Committee reviews and reassesses the adequacy of its Charter on an annual basis. The Company’s Audit Committee Charter is posted on the Company’s internet website (www.credopetroleum.com). In addition, a copy of the Audit Committee Charter can be obtained from the Company, without charge, by written request to the Chief Financial Officer at the Company’s address.

The Audit Committee met four times during fiscal 2006 and has met twice since fiscal 2006 year-end. The Audit Committee reviewed and discussed the Company’s audited financial statements for fiscal 2006 with management and the Company’s independent registered public accounting firm, and discussed with the Company’s independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61.  The Committee has received from the independent registered public accounting firm appropriate disclosures regarding their independence as required by Independence Standards Board Standard No. 1. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended October 31, 2006 be included in the Company’s Annual Report on Form 10-K.

Submitted by the Audit Committee of the Board of Directors

Oakley Hall, Chairman
Clarence H. Brown
William F. Skewes

Report of the Board of Directors Acting as the Compensation Committee

Compensation of Executive Officers and Significant Employees

The Board of Directors (excluding Mr. Huffman with respect to Chief Executive Officer compensation and benefits) acting as the Compensation Committee (the “Compensation Committee”) is responsible for establishing and administering a general compensation policy and program for the Company. The Compensation Committee possesses powers of administration under the Company’s employee benefit plans, including the stock option plan, key employee retention plan and other employee benefit plans. Subject to the provisions of those plans, the Compensation Committee determines the individuals eligible to participate in the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee may delegate its powers.

The Compensation Committee is committed to a strong link between business performance and the attainment of strategic goals with the Company’s compensation and benefit programs. The Company’s compensation policy is designed to support the overall objective of maximizing the return to the Company’s shareholders by:

•	Attracting, developing, rewarding, and retaining highly qualified and productive individuals.

•	Directly aligning compensation to both Company and individual performance.

•	Encouraging executive stock ownership to enhance a mutuality of interest with the Company’s shareholders.

This policy is intended to provide incentives that promote both the short-term and long-term financial objectives of the Company. Base salary and performance bonuses are designed to reward achievement of short-term objectives while long-term incentive compensation is intended to encourage executives to focus on the long-term goals of the Company.

The following is a description of the elements of executive compensation and how each relates to the objectives and policy outlined above.

Base Salary

The Compensation Committee periodically reviews the base salary of each executive officer and certain other significant employees. In determining appropriate salary levels, consideration is given to the level and scope of responsibility, experience, and Company and individual performance.

Performance Bonuses

Cash bonuses are awarded to executive officers and other significant employees to recognize and reward Company and individual performance. Performance bonuses to executive officers are subject to the discretion of the Board of Directors and focus on performance criteria including but not limited to: production volume, reserve replacement, finding costs, internal and external prospect generation and the Company’s overall financial performance. Bonuses may be awarded at the discretion of the Company’s Chief Executive Officer to other employees whose efforts and performance are judged to merit such bonuses. The Company anticipates that future annual bonuses, if any, will be determined at the end of each calendar year. The amount an individual may earn is directly dependent upon the individual’s position, responsibility, and ability to impact the Company’s operating and/or financial success. External market data is reviewed periodically to determine the competitiveness of the Company’s compensation arrangements for its executive officers and other significant employees.

Long-Term Incentive Compensation

The purpose of the Company’s stock option plan is to provide an incentive to personnel which correlates to the Company’s long-term goal of maximizing shareholder value. In an effort to tie the Company’s executive officers’ and other significant employees’ long-term economic interests directly to those of the Company’s shareholders, the Company utilizes its stock option plan to encourage the Company’s personnel to own and hold the Company’s stock. The Company’s stock option plan uses vesting periods to encourage long term affiliation with the Company. During 2006, the Compensation Committee did not grant any options to the Company’s Named Executive Officer.

Other Benefits

The executive officers are entitled to the same benefits coverage as other employees such as health insurance, participation in the Company’s 401(K) plan and the reimbursement of ordinary and reasonable business expenses. The CEO receives other benefits as described in the Summary Compensation Table.

The Company does not currently offer any deferred compensation program, supplemental executive retirement plan or any financial planning services for its executive officers.

Chief Executive Officer

The Compensation Committee believes Mr. Huffman has done an outstanding job of leading and managing the Company. During the past five years, the Company has achieved significant annual increases in its production, reserves, revenue, net income and stock price appreciation. The Compensation Committee believes that Mr. Huffman has positioned the Company to maintain its growth rate while expanding and diversifying the volume and breadth of the Company’s business in terms of geography, capital requirements, risk and reserve potential. Based upon the executive compensation criteria discussed above, the performance results of the Company in particular and when compared to compensation levels of chief executive officers for companies of a similar size to the Company, the Compensation Committee believes that Mr. Huffman’s total compensation package ranks at the low end of the compensation scale. While the Compensation Committee believes that an increase in compensation is warranted for Mr. Huffman, he has declined significant increases. Cash compensation for Mr. Huffman during 2006 consisted of his $135,000 base salary, which was established in 2004 and has remained at that level, and a cash bonus of $90,000. Although the Compensation Committee did not award Mr. Huffman any equity-based incentives in 2006, it may do so in the future to provide incentive compensation and to further align his financial interests with those of the Company’s shareholders.

Submitted by the Board of Directors (except Mr. Huffman) acting as the Compensation Committee

Clarence H. Brown
Oakley Hall
William F. Skewes
Richard B. Stevens

Executive Compensation

The following table sets forth the annual and long-term compensation received during each of the Company’s last three fiscal years for services in all capacities by the Chief Executive Officer. No other executive officer of the Company had annual compensation and/or long-term compensation, which when aggregated, was in excess of $100,000 for the fiscal year ended October 31, 2006.

Summary Compensation Table

		Annual Compensation				Long Term Compensation
						Awards		Payouts
							Securities
				Other		Restricted	Underlying		All
Name and Principal				Annual		Stock	Options	LTIP	Other
Position	Year	Salary	Bonus	Compensation		Award(s)	(Shares)	Payouts	Compensation

James T. Huffman,	2006	$135,000	$90,000	$11,500	(1)	–	–	–	$103,200	(2)
Chief Executive	2005	$135,000	$65,000	$11,400	(1)	–	–	–	$101,800	(2)
Officer	2004	$135,000	$45,000	$11,300	(1)	–	–	–	$98,200	(2)

(1)	Of this amount, approximately 57% in 2006, 59% in 2005 and 63% in 2004 represents health insurance premiums.
(2)	Of this amount, approximately 10% in 2006, 8% in 2005 and 9% in 2004 represents life insurance premiums, approximately 7% in 2006, 8% in 2005 and 8% in 2004 represents employer matching 401(k) Plan contributions. The remainder primarily represents payments from oil and gas production.

Option Grants in Last Fiscal Year

There were no grants of stock options to the named executive officer during the fiscal year ended October 31, 2006.

The following table provides information on the exercisability of options held by the named executive officer and the value of such officer’s unexercised options at October 31, 2006. There were no option exercises by the named executive officer during this period. The Company has not awarded any stock appreciation rights (SARs).

Aggregated Option/SAR Exercises in Last
Fiscal Year and Fiscal Year-End Option/SAR Values

Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options/SARs	Options/SARs
	Number of		at FY-End	at FY-End(1)
	Shares Acquired	Value	(Exercisable/	(Exercisable/
Name	on Exercise	Realized	Unexercisable)	Unexercisable)

James T. Huffman	—	—	108,563/0	$769,712/0

(1)	Based on the fair market value of the Company’s common stock at the close of business on October 31, 2006 ($13.02 per share) minus the exercise price of the option.

Compensation Committee Interlocks and Insider Participation

The entire Board of Directors served as the Company’s Compensation Committee. No interlocking relationship exists between the members of the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Equity Compensation Plan Information

The following table sets forth information, as of October 31, 2006, with respect to the Company’s compensation plans under which Common Stock is or was authorized for issuance and is outstanding.

Number of Securities
	Number of		Remaining Available
	Securities to be Issued	Weighted-Average Per	for Future Issuance
	Upon Exercise of	Share Exercise Price of	Under the Equity
	Outstanding Options	Outstanding Options	Compensation Plan(s)(1)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	315,002	$5.52	367,890
Equity compensation plans not approved by security holders	–	–	–

Total	315,002	$5.52	367,890

(1)	Excluding securities reflected in column (a).

Key Employee Retention Plan

The Company has established a Key Employee Retention Plan (the “Plan”) for certain of its employees including the officer named in the Summary Compensation Table. The purpose of the Plan is to provide a bonus incentive to certain key employees to remain in the employ of the Company during periods when there is a potential for a change in control of the Company. Employees who are participants in the Plan are entitled to receive qualified payments equal to their current monthly base salary plus the greater of (i) one-twelfth of their prior year bonus or (ii) one-twelfth of the average of their prior three years bonus times their years of service with the Company, or such greater amount as the Board of Directors may deem appropriate considering the circumstances, in the event that their employment is terminated within two years after a change in control of the Company (a) without “cause” by the new controlling party or (b) for “good reason” by the employee (e.g. an adverse change in the officer’s status after a change in control), each as defined in the agreement. In addition, all insurance and fringe benefits will be provided for a period equal to the greater of one month of coverage for each year of employment with the Company or 24 months of coverage.

A change in control is defined to include (i) any person or group becomes the beneficial owner, directly or indirectly of 30% or more of the outstanding voting stock of the Company, (ii) the stockholders of the Company approve a merger, combination or consolidation of the Company with any other entity resulting in the voting securities of the Company immediately prior to the transaction representing less than 51% of the merged, combined or consolidated securities, (iii) any transaction (or combination of transactions) is consummated for the sale, disposition or liquidation of at least 50% of the company’s net assets, or (iv) election of one-third of the members of the Company’s Board of Directors proposed by any party or group nominating directors in opposition to the directors nominated for election by the Company.

Performance Graph

The following performance graph compares the cumulative total stockholder return on the Company’s common stock for the five-year period ended October 31, 2006 with the cumulative total return of the AMEX Oil and Gas Index, and the Standard & Poor’s 500 Stock Index. The identities of the companies included in the index will be provided upon request.

Comparison of 5 Year Cumulative Total Return
October 2006
(Assumes Initial Investment of $100)

	October 31,
	2001	2002	2003	2004	2005	2006

CREDO Petroleum Corporation	$100	$155.79	$403.68	$482.63	$951.05	$685.26
AMEX Oil and Gas Index	100	84.86	111.22	155.93	222.10	255.57
Standard & Poor’s 500 Stock Index	100	83.58	99.14	106.64	113.89	130.02

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on Proxy Card)

The Board of Directors has appointed, subject to ratification by the shareholders, Hein & Associates LLP as the Company’s independent registered public accounting firm for fiscal 2007. Representatives of Hein & Associates LLP will be present at the Annual Meeting of Shareholders to make any statement they so desire and to answer appropriate shareholder questions.

In the absence of contrary instructions by a shareholder, the shares represented by the proxy will be voted FOR the ratification of the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for fiscal 2007.

Audit Fees

The aggregate fees billed or expected to be billed for professional services rendered by Hein & Associates LLP for its audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, its audit of management’s assessment of internal controls, and its reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $235,000 and $74,500 for fiscal 2006 and 2005, respectively. For fiscal 2006, approximately $135,000 was related to its audit of the Company’s compliance with Sarbanes-Oxley requirements.

Audit Related Fees

The aggregate fees billed for audit related services by Hein & Associates LLP totaled $7,000 and $3,150 in fiscal 2006 and 2005, respectively.

Tax Fees

Hein & Associates LLP provided no tax services to the Company during fiscal 2006 and 2005.

All Other Fees

Hein & Associates LLP provided no services during fiscal 2006 and 2005 other than the services described above.

Policies and Procedures for Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and non-audit services expected to be performed by Hein & Associates LLP in any fiscal year. In addition, the Audit Committee has delegated authority to its Chairman to pre-approve additional non-audit services by Hein & Associates LLP, and ensures that the independent registered public accounting firm shall not be engaged to perform the specific non-audit services that are prohibited by law or regulation. The Audit Committee Chairman must report any such additional pre-approved services at the next scheduled Audit Committee meeting. There were no hours expended on the Hein & Associates LLP audit of the Company’s most recent financial statements by persons other than Hein & Associates LLP’s full-time, permanent employees.

The Audit Committee has concluded that non-audit services rendered by Hein & Associates LLP and the related fees paid to Hein & Associates LLP are compatible with maintaining Hein & Associates LLP’s independence.

The Board of Directors recommends a vote FOR this proposal and will be governed by the decision of a majority of shares voting.

APPROVE THE COMPANY’S 2007 STOCK OPTION PLAN
(Item 3 on Proxy Card)

On February 12, 2007, the Board of Directors approved the CREDO Petroleum Corporation 2007 Stock Option Plan (the “2007 Plan”). The Company’s stockholders previously approved the Company’s 1997 Stock Option Plan that will expire on July 29, 2007 in accordance with its terms, except that the 1997 plan continues to govern options previously granted under it. The 2007 Plan is attached to this Proxy Statement as “Exhibit B”.

The 2007 Plan is administered by the Administrator, as defined in the Plan. Under the 2007 Plan, the Administrator is authorized to grant stock options to Eligible Persons, as defined in the Plan, whose judgment, initiative and efforts are, or are expected to be, important to the successful conduct of the Company’s business. Any employee of the Company or other Eligible Person is eligible for a stock option grant by the Administrator in its discretion. The maximum aggregate number of shares of common stock that may be made subject to awards under the 2007 Plan is 1,000,000.

Stock Options

The options granted under the 2007 Plan may be either incentive stock options (ISOs) that meet certain requirements under the federal income tax laws or non-statutory stock options (NSSOs). Each granted ISO will have an exercise price per share not less than one hundred percent (100%) of the Fair Market Value, as defined in the Plan, per share of Common Stock on the option grant date. Each granted NSSO may have an exercise price per share other than the Fair Market Value per share of Common Stock on the option grant date if the Administrator so determines.

Each option agreement will state the time or periods in which or the conditions upon satisfaction of which, the right to exercise the option or a portion thereof will vest and the number of shares of Common Stock for which the right to exercise the option will vest at each such time, period, or fulfillment of condition. Options granted by the Administrator generally vest over periods of two to four years. The 2007 Plan provides that the term of any option granted may not exceed ten years, and that each option may be exercised for such periods as may be specified by the Administrator in the grant of the option, subject to any vesting requirements set forth in the option agreement. Upon cessation of service (other than for cause), the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Administrator has discretion to set the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Options may generally be exercised only by the optionee and are not transferable except upon death or disability.

The Company’s stock option agreements generally provide that, upon exercise of an option, the Company and the option holder may agree that, in lieu of issuing stock, the Company may repurchase the option for an amount equal to the difference between the option exercise price and the fair market value of the stock. The agreements also generally include provisions allowing the Company to loan the option holder all or a portion of the option exercise price to the extent permitted by applicable law.

No ISO may be granted to an employee who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries unless the exercise price for each share of Common Stock subject to such incentive stock option is at least 110% of the fair market value per share of the Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, if the total fair market value of shares of Common Stock designated as and otherwise qualifying as ISOs that are exercisable for the first time by an employee in a given calendar year exceeds $100,000, valued as of the grant date of the option, the options for shares of Common Stock in excess of $100,000 for that year will be treated as NSSOs.

Change of Control of the Company

The 2007 Plan permits any award agreement to provide that the award will vest, and any restrictions and other conditions applicable to awards will lapse, upon a disposition of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or merger or reorganization in which the Company is not the surviving corporation.

Amendments and Termination

The Board of Directors may amend or terminate the Plan provided that no outstanding awards may be adversely affected without the consent of the affected participant. Stockholder approval generally must be obtained to (i) increase the maximum number of shares of Common Stock that may be made subject to stock options; (ii) materially increase the benefits accruing to participants under the 2007 Plan; or (iii) materially modify the requirements as to eligibility for participation in the 2007 Plan. No award may be granted under the 2007 Plan subsequent to ten years after the effective date of the 2007 Plan.

Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences that may apply to recipients of the options under the 2007 Plan. Because application of the tax laws varies according to individual circumstances, a participant should seek professional tax advice concerning the tax consequences of his or her participation in the 2007 Plan, including the potential application and effect of state, local and foreign tax laws and estate and gift tax considerations.

Incentive Stock Options.  A participant who is granted an ISO recognizes no taxable income when the ISO is granted. Generally, a participant will not recognize taxable income upon exercise of an ISO for regular income tax purposes but generally will recognize taxable income upon the exercise of an ISO for alternative minimum tax (“AMT”) purposes (see below). A participant who exercises an ISO will recognize taxable gain or loss upon the sale of the shares underlying the option. Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as capital gain or loss if the shares have been held for more than one year after the option was exercised and for more than two years after the option was granted. If the participant disposes of the shares before the required holding periods have elapsed (a “disqualifying disposition”), the participant is subject to income tax (but not FICA taxes) as though he or she had exercised a NSSO, except that the ordinary income on exercise of the option is recognized in the year of the disqualifying disposition and generally is the lesser of (1) the excess of the fair market value of the shares acquired on the date of its exercise over the option price, or (2) the excess of the amount realized in the sale of the stock over the original option price. The Company will not be entitled to a deduction with respect to the grant or exercise of the ISO or the sale of the ISO shares, except in the case of a disqualifying disposition of the ISO shares, upon which event the Company deduction is the same amount as the income to the participant.

Alternative Minimum Tax.  The exercise of an ISO may result in tax liability under the AMT. The AMT provides for additional tax equal to the excess, if any, of (a) 26% or 28% of “alternative minimum taxable income” in excess of an applicable exemption amount, over (b) regular income tax for the taxable year. For purposes of calculating alternative minimum taxable income, an ISO is treated as if it were a NSSO (as noted below), so the difference between the fair market value of the shares on the date of exercise and the option price will be deemed to be income for this purpose and the taxpayer will hold the shares with a tax basis equal to such fair market value on the date of exercise for subsequent AMT purposes. Application of the AMT to any exercise of an ISO and to a disqualifying disposition of shares is complex and will vary depending upon each person’s circumstances.

Non-Statutory Stock Options.  The tax treatment of NSSOs differs significantly from the tax treatment of ISOs. No taxable income is recognized when a NSSO is granted but, upon the exercise of a NSSO, the difference between the fair market value of the shares underlying the option on the date of exercise (or up to 6 months later if the option is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended), and the exercise price is taxable as ordinary income to the recipient and is generally deductible by the Company. If the recipient is an employee of the Company, the income will constitute additional wages, subject to FICA taxes. The recipient will have a tax basis in the shares equal to the fair market value on the date of exercise and the holding period for the shares will begin on the day after the date the option is exercised. For long-term capital gain treatment, the shares must be held for more than one year.

Withholding.  The Company may take such steps as it deems necessary or appropriate to withhold federal, state and local income and payroll taxes in connection with any award under the 2007 Plan.

The foregoing summary of the federal income tax consequences of the 2007 Plan is based on present federal tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

New Plan Benefits.  Any future benefits under the 2007 Plan will depend on the Company’s performance and decisions of the Administrator regarding the granting of stock options, as well as the fair market value of the common stock at various future dates. As a result, at this time, it is not possible to determine the benefits that will be received by Eligible Persons under the 2007 Plan if it is approved by the Company’s shareholders. Because the Company had another similar stock option plan in effect in 2006, 2006 compensation of Eligible Persons would not have been impacted if the 2007 Plan was in effect for the 2006 fiscal year.

Recommendation of the Board of Directors.  The Board of Directors believes that the availability of stock options to be granted to key employees of the Company is essential to attracting and retaining key people for the Company. The number of shares authorized pursuant to the 2007 Plan provides opportunity for the Company to attract the most qualified employees. The Board of Directors therefore unanimously recommends approval of the Plan.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to, among others, its principal executive, financial and accounting officers, and other persons, if any, performing similar functions. The Company’s Code of Ethics is posted on the Company’s Internet website (www.credopetroleum.com). In addition, a copy of the Code of Ethics can be obtained from the Company, without charge, by written request to the Chief Financial Officer at the Company’s address.

MANNER AND EXPENSES OF SOLICITATION

Solicitation of proxies will be by mail. The total expenses of such solicitation will be borne by the Company and will include reimbursement of brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. Solicitation of proxies may be made by telephone or oral communication by regular employees of the Company who will not be directly compensated. In addition, the Company may employ a proxy solicitor. Costs of a proxy solicitor, if any, will be paid by the Company and will not exceed $100,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company’s common stock with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and written representations by such persons, the Company believes that its directors and executive officers were in compliance with these requirements during fiscal 2006.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
AND SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any proposal which a shareholder intends to present for consideration and action at the next Annual Meeting of Shareholders must be received in writing by the Company no later than October 16, 2007 and must conform to applicable Securities and Exchange Commission rules and regulations. If a shareholder does not seek inclusion of a proposal in the proxy material and submits the proposal outside the process described in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company’s Secretary on or before December 31, 2007. If the proposal is not received by that date, the Board of Directors will be allowed to use its discretionary voting authority as to the proposal when it is raised at the Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to permit presentation of a shareholder proposal, or to include in the Company’s proxy materials relating to the 2008 Annual Meeting of Shareholders, any shareholder proposal that does not meet all of the requirements for presentation or inclusion established by the regulations of the Securities and Exchange Commission in effect at that date.

The Board of Directors attends each Annual Meeting and the individual directors are available to answer appropriate questions. Appropriate questions generally relate to the Board’s responsibility to establish overall policy and direction for the Company, its responsibility to retain and evaluate management, and its responsibilities related to certain functions related to the Audit Committee. In the past five years, the Company has not received any formal shareholder communications addressed to the Board of Directors or its members. Shareholders may send communications to the Board of Directors addressed to the attention of the Chairman of the Executive Committee of the Board of Directors at the Company’s business address. The Chairman of the Executive Committee will log and retain all such communications. Those communications that the Chairman, in his sole judgment, believes are (i) within the scope of the Board of Directors’ responsibility, (ii) credible, and (iii) material, or potentially material, will be presented to the full Board of Directors at its next succeeding regular quarterly meeting. The Board of Directors will then determine, in its sole judgment, whether a response is appropriate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

OTHER MATTERS

The Company does not know of any matters other than the election of directors, the ratification of the Company’s independent registered accounting firm, and approval of the Company’s 2007 Stock Option Plan to be brought before the Annual Meeting of Shareholders. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting of Shareholders, the individuals named in the enclosed proxy will use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

HOUSEHOLDING INFORMATION

The Security and Exchange Commission permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding”, is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While the Company does not utilize householding, some intermediaries may be “householding” our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on the first page of this proxy statement to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

APPENDIX A
CREDO PETROLEUM CORPORATION
Audit Committee Charter

Composition

The Audit Committee is established as a standing committee of the Board of Directors. The membership of the Audit Committee shall consist of at least three non-employee directors who are (or will become within a reasonable time after appointment) financially literate, including at least one member who will be qualified as an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission (“SEC”) and the NASDAQ Stock Market, Inc. (“NASDAQ”). No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to the date of such determination. Each member of the Audit Committee shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment and shall meet the independence requirements of the applicable federal securities laws, SEC and NASDAQ then in effect.

Meetings and Structure

The Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the Audit Committee and reporting to the Board of Directors.

The Audit Committee shall meet as often as it deems necessary to execute its duties and as is required by applicable laws, regulations and NASDAQ standards. Such meetings shall be at the times and places and by such means as the Chair shall determine. A majority of the members of the Audit Committee shall constitute a quorum. Minutes of all Audit Committee meetings will be prepared and filed with the minutes of the Board of Directors.

Statement of Policy

The Audit Committee will provide assistance to the directors in fulfilling their responsibilities to the shareholders and to the investment community relating to accounting, reporting practices and the quality and integrity of the financial reports of the Company. To that end, it is the responsibility of the Audit Committee to maintain free and open lines of communication between the Board of Directors, the independent auditors and the Company’s accounting and financial management.

Responsibilities

The Audit Committee’s primary responsibilities include:

(a)	Review and make recommendations to the Board of Directors as to which independent auditors should be selected to audit the financial statements of the Company and its subsidiaries. Confirm the regular rotation of the lead audit partner and reviewing partner as required by law.
(b)	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year, and, after the completion of the audit, to review the results of the audit, including any comments or recommendations made by the independent auditors.
(c)	Ensure that the independent auditors, on a periodic basis, submit a formal written statement delineating all relationships between the Company and the independent auditors, and actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.
(d)	Pre-approve all audit and non-audit services expected to be rendered by the independent auditors. The Audit Committee shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority for additional non-audit services to the Chair of the Audit Committee, whose decisions shall be presented to the full Audit Committee at its next scheduled meeting.
(e)	Review with the independent auditors and the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations from the independent auditors regarding the improvement of those internal control procedures or particular areas where new or more detailed controls or procedures might be necessary to protect material assets of the Company.
(f)	Review annually management’s report on internal controls and the independent auditor’s attestation regarding management’s assessment of internal controls, when and as required by Section 404 of the Sarbanes-Oxley Act.
(g)	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Items which could be discussed at such meetings include the independent auditors’ evaluation of the Company’s financial and accounting personnel, and the cooperation that the independent auditors received during the course of any current or recently completed audit.
(h)	Review, evaluate and discuss with the outside auditors and management the Company’s audited annual financial statements and other information that is to be included in the Company’s annual report on Form 10-K, and the results of the outside auditors’ audit of the Company’s annual financial statements, including the accompanying footnotes and the outside auditors’ opinion, and determine whether to recommend to the Board that the financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
(i)	Retain the outside auditors to review the Company’s interim financial statements, and review and discuss with the outside auditors and management the Company’s interim financial statements and other information to be included in the Company’s quarterly reports on Form 10-Q prior to filing such reports with the SEC.
(j)	Review and approve in advance all related party transactions as defined by SEC regulations with the Company.
(k)	Prohibit the Company’s hiring of employees or former employees of the independent auditors that meet the applicable federal securities laws, SEC regulations and NASDAQ standards.
(l)	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.
(m)	Investigate any matter brought to its attention within the scope of its duties, with the power to retain, at the Company’s expense, outside legal counsel and other advisors for this purpose if, in its judgment, that is appropriate.
(n)	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
(o)	Review and reassess the adequacy of this Charter on an annual basis.

The Board of Directors and the Audit Committee will have ultimate authority and responsibility to select, evaluate and replace the independent auditors. The independent auditors are ultimately accountable to the Board of Directors and the shareholders.

In addition to the above responsibilities, the Audit Committee shall undertake such other duties as the Board of Directors delegates to it.

Revised: February 12, 2007

APPENDIX B
CREDO PETROLEUM CORPORATION
2007 STOCK OPTION PLAN

SECTION 1
INTRODUCTION

1.1  Establishment.  CREDO Petroleum Corporation, a Colorado corporation (hereinafter referred to as the “Company” except where the context otherwise requires), hereby establishes the CREDO Petroleum Corporation 2007 Stock Option Plan (the “Plan”) for certain key people providing Services to the Company.

1.2  Purposes.  The purposes of the Plan are to provide the key people providing Services to the Company who are selected for participation in the Plan with added incentives to continue in the long-term Service of the Company and to create in such people a more direct interest in the future success of the operations of the Company by relating compensation to increases in stockholder value, so that the income of the key people is more closely aligned with the income of the Company’s stockholders. The Plan is also designed to attract key people and to retain and motivate such key people by providing an opportunity for investment in the Company.

SECTION 2
DEFINITIONS

2.1  Definitions.  The following terms shall have the meanings set forth below:

(a) “Administrator” means the Board or such person or persons to whom the Board may delegate specific authority, including, to the extent necessary under Section 162(m) of the Internal Revenue Code to meet the requirements for performance-based compensation, a compensation committee of such Board comprised of outside directors.

(b) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors of a corporation or other Persons performing similar functions for any other type of Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, as general partner, as trustee or otherwise.

(c) “Award” means a grant made under the Plan in the form of Non-Statutory Stock Options and/or Incentive Stock Options.

(d) “Board” means the Board of Directors of the Company.

(e) “Effective Date” means the date on which the Plan is approved by the Company’s stockholders.

(f) “Eligible Persons” means full-time key employees (including, without limitation, officers and directors who are also employees) of, non-employee directors of, and consultants to, the Company or any division thereof, upon whose judgment, initiative and efforts the Company is, or will be, important to the successful conduct of its business.

(g) “Fair Market Value” means the officially quoted last trade price of the Stock on the national exchange on which the Stock is traded on the date immediately prior to a transaction requiring valuation of the Stock under this Agreement. If there is no such Stock transaction on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there was a Stock transaction. If no such prices are reported on the national exchange on which the Stock is traded, then Fair Market Value shall mean the most recent ten day average of the high and low sale prices for the Stock (or if no sales prices are reported, the average of the preceding ten day high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by a quotation system of general circulation to brokers and dealers.

(h) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Internal Revenue Code.

(i) “Non-Statutory Stock Option” means any Option other than an Incentive Stock Option.

(j) “Internal Revenue Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(k) “Option” means a right to purchase Stock at a stated price for a specified period of time.

(l) “Option Holder” means a Participant to whom an Option is granted by the Administrator.

(m) “Option Price” means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

(n) “Participant” means an Eligible Person designated by the Administrator from time to time during the term of the Plan to receive one or more Awards under the Plan,

(o) “Person” means any individual, partnership, joint venture, firm, company, corporation, association, trust or other enterprise or any government or political subdivision or any agent, department or instrumentality thereof.

(p) “Plan Year” means each 12-month period beginning January 1st and ending the following December 31st, except that for the first year of the Plan it shall begin on the Effective Date and extend to December 31st of the adoption year and for the last year it shall end on the date the Plan terminates.

(q) “Repurchase Agreement” means an agreement between the Participant and the Company permitting the Company to have the right, but not the obligation, to reacquire any Shares of Stock acquired by a Participant under the terms of this Plan as determined by the Administrator.

(r) “Service” means a relationship or association with the Company as an employee, consultant, director, representative, associate, or other capacity in which services are rendered to the Company.

(s) “Share” means a share of Stock.

(t) “Stock” means the common stock, $0.10 par value, of the Company.

(u) “Stock Option Agreement” means an agreement between a Participant and the Company in such form as the Administrator shall deem appropriate and which is consistent with the provisions of this Plan, specifying the terms, conditions, rights and duties of any Option granted pursuant to this Plan.

(v) “Total Option Price” means the number of shares with respect to which an Option is exercised multiplied by the Option Price.

2.2  Gender and Number.  Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

SECTION 3
PLAN ADMINISTRATION

3.1  The Plan shall be administered by the Administrator. Except as might otherwise be set forth in an Eligible Person’s Service agreement with the Company, in accordance with the provisions of the Plan, the Administrator shall, in its sole discretion, select Participants from among the Eligible Persons to whom Awards will be granted, the form of each Award, the amount of each Award and any other terms and conditions of each Award as the Administrator may deem necessary or desirable and consistent with the terms of the Plan. The Administrator shall determine the form or forms of the agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein.

3.2  The Administrator may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. The determination, interpretations and other actions of the Administrator pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all Participants and Eligible Persons.

3.3  The Administrator, including any delegate, shall not be liable for any action or determination made in good faith, and all members of the Board shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

SECTION 4
STOCK SUBJECT TO THE PLAN

4.1  Number of Shares.  1,000,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Administrator may from time to time deem necessary. The Shares may be divided among the various Plan components as the Administrator shall determine. Shares which may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2  Unused and Forfeited Stock.  Any Shares that are subject to an Award under the Plan which are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Option which expires or is terminated for any reason, any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 16.2 shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 16.2 that were originally Incentive Stock Option Shares must still be considered as having been granted for purposes of determining whether the Share limitation on Incentive Stock Option grants provided for in Section 4.1 has been reached, and in no event may more than 1,000,000 Shares be issued, pursuant to Incentive Stock Options.

4.3  Adjustments for Stock Split, Stock Dividend, etc.  Except through purchase or issuance of Treasury Stock and except as otherwise provided in Section 5 below, if the Company shall at any time increase or decrease the number of its outstanding Shares of Stock or change in any way the rights and privileges of such Stock by means of the payment of a stock dividend or any other distribution payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares of Stock as to which Awards may be granted under the Plan; and (ii) the Shares of Stock then included in each outstanding Award granted hereunder.

4.4  Other Changes in Stock.  Except as otherwise provided in Section 5, in the event there shall be any change, other than as specified in Section 4.3, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Administrator shall in its discretion determine that such change equitably requires an adjustment in the number or kind of Shares subject to outstanding Awards or which have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Administrator and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected. Such adjustments shall be designed to equalize the Fair Market Value of each Award immediately before and immediately after any such change.

4.5  Rights to Subscribe.  If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional Shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the Shares then subject to an Award held by any Participant of the particular class of Stock involved, the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the participant had exercise his entire Option, or otherwise vested in his entire Award. If, upon exercise of any such Option or the vesting of any other Award, the Participant subscribes for the additional Stock or other securities pursuant to such agreement, the Participant shall pay to the Company the price for such Stock or other securities based on the price that is payable by all those shareholders who participate in the grant.

4.6  General Adjustment Rules.  If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, the Company shall, in lieu of selling or otherwise issuing such fractional Share, pay to the Participant a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share would otherwise have been issued. In the case of any such substitution or adjustment affecting an Option, the Total Option Price for the Shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Administrator to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

4.7  Determination by Administrator, Etc.  Adjustments under this Section 4 shall be made by the Administrator, whose determinations with regard thereto shall be final and binding upon all parties thereto.

SECTION 5
CHANGE IN CONTROL OF THE COMPANY

Unless otherwise specified in writing by the Administrator, in the event of a Change of Control of the Company, all Options granted hereunder shall, to the extent not vested or otherwise exercisable, become immediately vested and fully exercisable, and any Stock restrictions pursuant to Sections 14.1(c) and 14.2 shall become null and void. In addition, the Administrator and the Company shall immediately take whatever steps are necessary to make any Shares of Stock subject to outstanding Options saleable and transferable, including but not limited to, taking such actions as are necessary under the applicable state and Federal securities laws referred to in Section 14.1 to make the Shares of Stock subject to outstanding Options saleable and transferable. In the event that a Change of Control becomes effective prior to the date that the Administrator can reasonably accomplish the above requirements, the Board of Directors or other authorized representative(s) of any Person assuming control of the Company, or a reconstituted Board, shall be obligated to fulfill the requirements of this Section 5 in an expeditious manner and always acting in good faith to fulfill the intent of this Section 5. For purposes hereof a Change in Control shall be deemed to have occurred if any one of the events set forth below occurs:

(a) Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act) is or becomes the “beneficial owner” (as defined in rule 13-d-3 under the 1934 Act), directly or indirectly, of 30% or more of the then outstanding voting stock of the Company.

(b) The stockholders of the Company approve a merger, combination, or consolidation of the Company with any other entity resulting in the voting securities of the Company immediately prior to such event representing less than 51% of the merged, combined, or consolidated company’s voting securities.

(c) Any transaction (or combination of transactions) is consummated for the sale, disposition, or liquidation of at least 50% of the Company’s net assets provided, however, that this provision shall not apply if the sale, disposition, or liquidation results in a transfer of at least 50% of the net assets to a majority owned subsidiary of the Company. Net assets are total assets less liabilities.

(d) Election of one-third of the members of the Board proposed by any party or group nominating directors in opposition to the directors nominated for election by the Company’s then existing Board.

It is expected that the date of any Change of Control will be fixed by the occurrence of certain events, however, in the event of uncertainty, the Administrator may clarify the date as of which a Change of Control shall be deemed to have occurred.

In the event that a Change of Control will result in the Company’s Stock being redeemed or exchanged for stock of another company, any Options which become immediately exercisable and any pre-existing exercisable Options shall be exercised by the Participant prior to the redemption or exchange of the Stock and, if not so exercised, such Options will expire on the date of the final date of redemption or exchange. Any Stock issued pursuant to this paragraph shall be immediately saleable or transferable by the holder.

In the event of a Change in Control, the Administrator shall have the power and discretion to prescribe terms and conditions other than those set forth above in this Section 5 for the exercise of, or modification of, any outstanding Awards. By way of illustration, and not by way of limitation, the Administrator may provide for any one, or combination of, the following: (i) the complete or partial acceleration of the dates of exercise of Options, (ii) that Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, (iii) for a payment or distribution in respect of outstanding Awards (or the portion thereof that is currently exercisable) in cancellation thereof, (iv) for modification of the performance requirements for any Awards. Any such determination by the Administrator may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants.

The Board of Directors or other authorized representative(s) of any Person, or a reconstituted Board after a Change in Control, assuming control of the Company or its assets or obligations shall not have the power and discretion to modify the terms of any Awards granted hereunder, including but not limited to, any provisions prescribed pursuant to the authority of the Administrator under this Section 5.

SECTION 6
PARTICIPATION

Participants in the Plan shall be those Eligible Persons who, in the judgment of the Administrator are performing, or during the term of their Service with the Company will perform, important Services in the management, operation or development of the Company, and significantly contribute or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Administrator, and receipt of one such Award shall not result in automatic receipt of any other Award. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Administrator which date shall be the date of any related agreement with the Participant, but no earlier than the date of the grant resolution. In the event of any such inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

SECTION 7
STOCK OPTIONS

7.1  Grant of Options.  Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Administrator in its sole discretion shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. The Administrator may grant both an Incentive Stock Option and a Non-Statutory Stock Option to the same Participant at the same time or at different times. Incentive Stock Options and Non-Statutory Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other option may be exercised.

7.2  Stock Option Agreements.  Each Option granted under the Plan shall be evidenced by a written Stock Option Agreement which shall be entered into by the Company and the Option Holder, and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Administrator may consider appropriate in each case.

(a) Number of Shares.  Each Stock Option Agreement shall state that it covers a specified number of Shares, as determined by the Administrator.

(b) Price.  The price at which each Share covered by an Option may be purchased shall be determined in each case by the Administrator and set forth in the Stock Option Agreement, but in no event shall the Option Price for each Share covered by an Incentive Stock Option be less than the Fair Market Value of the Stock on the date the Option is granted; provided that the Option Price for each Share covered by a Non-Statutory Stock Option may be granted at any price, in the sole discretion of the Administrator. In addition, the Option Price for each Share covered by an Incentive Stock Option granted to an Eligible Person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Option is granted.

(c) Duration of Options.  Each Stock Option Agreement shall state the period of time, determined by the Administrator, within which the Option may be exercised by the Option Holder (the “Option Period”). The Option Period must expire, in all cases, not more than ten years from the date an Option is granted; provided however, that the Option Period of an Incentive Stock Option granted to an Eligible Person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must expire not more than five years from the date such an Incentive Stock Option is granted. Each stock option agreement shall also state the periods of time, if any, as determined by the Administrator, when incremental portions of each Option shall vest.

(d) Termination of Service with the Company, Death, Disability, etc.  Except as otherwise determined by the Administrator, each Stock Option Agreement shall provide as follows with respect to the exercise of the Option upon termination of Service to the Company or the death of the Option Holder:

(i) Termination by the Company for Cause.  If the Service of the Option Holder is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), “cause” shall mean willful dishonesty towards, fraud upon or deliberate injury or attempted deliberate injury to the Company, misrepresentation or concealment of a material fact or circumstance for the purpose of or otherwise in connection with securing Service with the Company, conviction for a felony or a material breach of the Option Holder’s Service agreement, if any, with the Company. The effect of this subsection 7.2(d)(i) shall be limited to determining the consequences of a termination, and nothing in this subsection 7.2(d)(i) shall restrict or otherwise interfere with the Company’s discretion with respect to such termination.

(ii) Retirement.  If the Option Holder terminates his Service with the Company in a manner determined by the Administrator, in its sole discretion, to constitute retirement (which determination shall be communicated to the Option Holder within 10 days of such termination), the Option may be exercised by the Option Holder (or in the case of death, by the representative(s) of the Option Holder specified in subsection (iii) of this subsection 7.2(d)) within three months following his or her retirement if the Option is an Incentive Stock Option or within twelve months following his or her retirement if the Option is a Non-Statutory Stock Option (provided in each case that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option has become exercisable on or before the date of such termination for retirement.

(iii) Death or Disability.  If the Option Holder dies, or if the Option Holder becomes disabled (within the meaning of Section 22(e) of the Internal Revenue Code), during the Option Period while still employed, or within the three-month period referred to in (iv) below, or within the three or twelve-month period referred to in (ii) above, the Option may be exercised within twelve months following the Option Holder’s death or disability, but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option has become exercisable on or before the date of the Option Holder’s death or disability. In the event of the Option Holder’s death, his or her rights and interest in the Option shall, to the extent provided above, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under this Plan shall be made to, and exercise of the Option may be made by, the Option Holder’s legal representatives, heirs or legatees. If, in the opinion of the Administrator, the Option Holder is entitled to exercise rights with respect to the Option and is disabled from caring for his or her affairs because of mental condition, physical condition or age, such rights shall be exercised by the Option Holder’s guardian, conservator or other legal personal representative upon furnishing the Administrator with evidence satisfactory to the Administrator of such status.

(iv) Termination Other Than For Cause.  If the Service of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder no longer provides services for which he or she is compensated by the Company or by an Affiliate) within the Option Period for any reason other than cause (Section 7.2(d)(i) above), retirement (Section 7.2(d)(ii) above), or death or disability (Section 7.2(d)(iii) above), the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option has become exercisable on or before the date of termination of such Service.

(e) Exercise, Payments, Etc.

(i) Fair Market Value Limitation on Incentive Stock Options.  Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (as of the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. To the extent that the Fair Market Value exceeds this limitation, the balance of the Options shall be treated as non-statutory stock options for federal income tax purposes.

(ii) Notice of Exercise and Payment.  Each Stock Option Agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of Shares with respect to which such Option is exercised (which must be in an amount evenly divisible by 100) and payment of the Option Price. Such notice shall be in a form satisfactory to the Administrator and shall specify the particular Option (or portion thereof) which is being exercised and the number of Shares with respect to which the Option is being exercised. So long as payment is made within 15 days of the notice, the exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary. Upon delivery of such notice, the purchase of such Stock shall take place at the principal offices of the Company, at which time the Total Option Price shall be timely paid in full by any of the methods or any combination of the methods set forth in (iii) below, Upon receipt of proper payment, the Company shall proceed expeditiously to issue a properly executed certificate representing the Stock and to deliver the certificate to the Option Holder.

(iii) Methods of Payment of Total Option Price.  The Total Option Price shall be paid by any of the following methods or any combination of the following methods:

•	in cash;

•	by cashier’s check payable to the order of the Company;

•	by delivery to the Company of certificates representing a number of Shares then owned by the Option Holder, the Fair Market Value of which equals the Total Option Price, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Option Holder for such minimum period of time as may be established from time to time by the Administrator for purposes of the Plan. The Fair Market Value of any Shares delivered in payment of the Total Option Price shall be the Fair Market Value as of the notice date specified in Section 7.1(e)(ii) above; or

•	if the Stock is publicly traded, by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the Total Option Price.

(iv) Loan of Total Option Price.  In the sole discretion of the Administrator, and in accordance with applicable law, and on a case-by-case basis if requested in writing by the Option Holder, a loan may be provided to the Option Holder covering all or a portion of the Total Option Price as described in Section 13.

(f) Date of Grant.  An Option shall be considered as having been granted on the date specified in the grant resolution of the Administrator (but not earlier than the date of such grant resolution).

(g) Withholding.

(i) Non-Statutory Stock Options.  Each Stock Option Agreement covering Non-Statutory Stock Options shall provide that, upon exercise of the Option, the Option Holder shall make arrangements satisfactory to the Company to provide for the amount of additional withholding required by applicable federal, state and local income and other tax laws, including payment of such taxes through delivery of Stock or by withholding Stock to be issued under the Option, as provided in Section 16.

(ii) Incentive Options.  In the event that a Participant makes a disposition (as defined in Section 424(c) of the Internal Revenue Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Option was exercised, whichever is later, the Participant shall send written notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Participant shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable federal, state and local income and other tax laws.

(h) Adjustment of Option Terms.  Subject to the limitations contained in this Plan, the Administrator may make any adjustment in the Option Price, the number of shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Each Non-Statutory Stock Option granted hereunder shall provide for a formula reduction in the exercise price should cash dividends be declared and paid in respect of the Stock during the time that an Option is unexercised. Such amendment, substitution, reduction, or re-grant may result in terms and conditions (including Option Price, number of shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option. The Administrator may not, however, adversely affect the rights of any Participant to previously granted Options without the consent of such Participant. If such action is affected by amendment, the effective date of such amendment shall be the date of the original grant.

SECTION 8
TRANSFERABILITY OF AWARDS

8.1  General.  Except as provided in this Section 8, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

8.2  Incentive Stock Option.  During the lifetime of the Option Holder, Incentive Stock Options shall be exercisable only by the Option Holder and shall not be assignable or transferable.

8.3  Non-Statutory Stock Options.  Upon the prior written consent of the Administrator, which may be withheld in the Administrator’s sole discretion, and subject to any conditions associated with such consent, a Non-Statutory Stock Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family, a family limited partnership, a family limited liability company, or to a family trust. In addition, the Administrator, in its sole discretion, may allow a Non-Statutory Stock Option to be assigned in other circumstances deemed appropriate. The terms applicable to the assigned portion shall be the same as those in effect for the Non-Statutory Stock Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. Notwithstanding any assignment or transfer of a Non-Statutory Stock Option, in no event may any Non-Statutory Stock Option remain exercisable after the expiration of the Term of the Non-Statutory Stock Option.

8.4  Security Law Restrictions.  Reference is made to Section 14 regarding certain restrictions, including but not limited to, securities law restrictions, which may affect transferability of Awards.

SECTION 9
STOCKHOLDER RIGHTS

A Participant shall have no stockholder rights with respect to any Shares subject to an Option until such Participant shall have exercised the Option, paid the Option price and become a holder of record of the purchased Stock. Except as provided in Section 4, no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Stock.

SECTION 10
ACCELERATION OF VESTING

The Administrator may, at any time in its sole discretion, accelerate the vesting of any Award made pursuant to this Plan by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Stock Option Agreement or agreement relating to the Award to reflect the new vesting schedule. The acceleration of the exercise period of an Option or Award shall not affect the expiration date of such Option or Award.

SECTION 11
CANCELLATION AND REGRANT OF OPTIONS

The Administrator shall have the authority to effect, at any and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Stock Options and grant in substitution new Stock Options covering the same or different number of shares of Stock with an Option price set, in accordance with Section 7, on the new date of grant.

SECTION 12
FINANCING

The Administrator may, in its sole discretion and in accordance with applicable law, authorize the Company to make a loan to a Participant in connection with the exercise of a Stock Option or a Stock purchase, and may authorize the Company to arrange or guaranty loans to a Participant by a third party in connection with the exercise of a Stock Option or a Stock purchase. The loan by the Company may be nonrecourse except as to the collateral.

SECTION 13
PARTICIPANT RIGHTS

13.1  No Contract.  Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her Service to the Company, or interfere in any way with the right of the Company at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of such relationship or association shall be determined by the Administrator at the time.

13.2  No Effect on Other Benefit Plans.  The amount of any compensation deemed to be received by a Participant as a result of the exercise of any Option or the grant or vesting of any other Award shall not constitute “earnings” with respect to which any other benefits of the Participant are determined, including without limitation benefits under any 401K, pension, profit sharing, life insurance or salary continuation plan, unless otherwise provided by such other plan.

SECTION 14
GENERAL RESTRICTIONS AND OPTION BUYBACK PROVISIONS

14.1  Compliance with Securities Laws.  Neither Awards granted hereunder nor the Shares authorized for issuance pursuant to such Awards have been listed, registered or qualified under the Securities Act of 1933, as amended (the “Act”), or under any Blue Sky or other state or Federal securities laws. Accordingly the following provisions shall apply:

(a) No Effective Registration Statement or Blue Sky Qualification.  Awards and Options shall not be exercisable (i) unless the purchase of Stock upon the exercise of such Awards and Options is pursuant to an applicable effective registration statement under the Act, as amended, and is in compliance with all applicable Federal and state laws, or (ii) unless, in the opinion of counsel for the Company, the proposed purchase of such Stock would be exempt from the registration requirements of the Act, and from the qualification requirements of any Federal or state securities laws;

(b) Possible Investor Qualification Requirements.  The Administrator may require any Participant to whom an Option or other Award is granted, as a condition of exercising such Option or receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Administrator and its counsel to the effect that such Participant is acquiring the Stock subject to the Option or the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the company deems necessary or appropriate in order to comply with federal and applicable state securities law;

(c) Certain Sale and Transfer Restrictions.  The Participant will not sell or transfer the Award or Stock unless it is registered under the Act, except in a transaction that is exempt from registration under the Act, and each certificate issued to represent such Stock shall bear a legend calling attention to the foregoing restrictions. The Administrator may require, as a condition of the exercise of an Option or Award, that the Participant sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock;

(d) No Requirement for Company to List, Qualify or Register Stock.  Except as provided in Section 5, nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

14.2  Stock Restriction Provisions.  The Administrator may provide that Shares of Stock issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has a right to prohibit the transfer of such Shares, a right of first refusal with respect to such shares and/or a right or obligation to repurchase all or a portion of such Shares, which restrictions may survive a Participant’s term of Service with the Company. The acceleration of time or times at which an Option becomes exercisable may be conditioned upon the Participant’s agreement to such restrictions.

14.3  Repurchase of Options.  In lieu of the Company issuing Stock upon exercise of an Option by an Option Holder, upon agreement between the Administrator and the Option Holder, the Company may repurchase the Option for an amount equal to the difference between the Total Option Price and the Fair Market Value as of the date of any such agreement. In such event, the Shares subject to the Option repurchased shall automatically become available for use under the Plan.

SECTION 15
PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Administrator may at any time terminate, and from time-to-time may amend or modify, the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that approval is otherwise necessary or desirable.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Participant holding such Awards.

SECTION 16
WITHHOLDING

16.1  Withholding Requirement.  The Company’s obligations to deliver Shares upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

16.2  Withholding With Stock.  At the time the Administrator grants an Award, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by having the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Administrator. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the notice date specified in Section 7.2(e)(ii). Any such elections by Participants to have Shares withheld for this purpose will be subject to the following restriction: (i) all elections must be made prior to the notice date; and (ii) all elections shall be irrevocable.

SECTION 17
BROKERAGE ARRANGEMENTS

The Administrator in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options, including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the Shares acquired upon such exercise.

SECTION 18
NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Administrator nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Administrator to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Administrator may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Eligible Persons generally, or to any class or group of Eligible Persons, which the Company now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits.

SECTION 19
REQUIREMENTS OF LAW

19.1  Requirements of Law.  The issuance of stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

19.2  Federal Securities Law Requirements.  If, and to the extent, required bylaw, if a Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant which describes the Award.

19.3  Governing Law.  The Plan and all agreements hereunder shall be construed in accordance with and governed by the law of the State of Colorado.

SECTION 20
APPROVAL BY SHAREHOLDERS AND DURATION OF THE PLAN

20.1  Effective Date of Plan.  This Plan was adopted by the Board effective as of February   , 2007 and will be submitted for approval by the Company’s stockholders at the Company’s annual meeting of stockholders on March   , 2007. The Plan is effective only upon the approval by the Company’s stockholders.

20.2  1997 Plan Not Superseded.  This Plan does not supersede or otherwise affect the 1997 Stock Option Plan adopted July 29, 1997 and amended and restated on October 25, 2001. All options granted under the 1997 Plan remain valid and shall continue to be governed by the provisions of the 1997 Plan.

20.3  Term of Plan.  No Award shall be granted under this 2007 Stock Option Plan subsequent to ten (10) years after the Effective Date. Stock options outstanding subsequent to the ten years after the Effective Date shall continue to be governed by the provisions of this Plan.

SECTION 21
CONFLICT IN TERMS

In the event that there is a conflict between the terms of the Plan and any Stock Option Agreement or other award agreements entered into in connection with the Plan and/or any Repurchase Agreement executed in connection with the Plan, the terms of the Plan shall control.

FOR THE BOARD OF DIRECTORS
                    OF
CREDO PETROLEUM CORPORATION

By:	/s/ James T. Huffman
James T. Huffman, Chairman

PROXY	CREDO PETROLEUM CORPORATION	PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned shareholder of CREDO Petroleum Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held March 22, 2007, at 2:30 p.m., MDT, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, and hereby appoints Oakley Hall or William F. Skewes with the power of substitution, as Proxy to vote all the shares of the undersigned at said Annual Meeting of Shareholders and at all adjournments thereof, hereby ratifying and confirming all that said Proxy may do or cause to be done by virtue thereof. The above named Proxy is instructed to vote all of the undersigned’s shares as follows:

1.	Election of Directors:	☐ FOR the Class I nominees (except as marked to the contrary below)
☐ WITHHOLD AUTHORITY to vote for the Class I nominees listed below
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW)
Oakley Hall                          William F. Skewes
2.	Proposal to ratify appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for fiscal 2007:
☐ FOR                          ☐ AGAINST                          ☐ ABSTAIN
3.	Proposal to approve the CREDO Petroleum Corporation 2007 Stock Option Plan:
☐ FOR                          ☐ AGAINST                          ☐ ABSTAIN
4.	In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
Dated this _____ day of _______________, 2007.
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Signature
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Signature
Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder must sign. Executors, trustees and other fiduciaries should so indicate when signing.